As filed with the Securities and Exchange Commission on February 8, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLOWERS FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-2582379
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1919 Flowers Circle
Thomasville, Georgia 31757
(229) 226-9110
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen R. Avera
Executive Vice President,
Secretary and General Counsel
Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, Georgia 31757
(229) 226-9110
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Sterling A. Spainhour, Esq.
Jones Day
1420 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 521-3939

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount	Amount of
Title of Each Class of	to be	Registration
Securities to be Registered	Registered (1)	Fee (1)
Common Stock (2)
Preferred Stock
Depositary Shares (3)
Debt Securities
Purchase Contracts
Warrants
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices for each identified class is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)	Includes associated rights to purchase shares of participating preferred stock of the registrant that are attached to all shares of the common stock, in accordance with the Rights Agreement, dated as of March 23, 2001. Such rights are not exercisable until the occurrence of certain events specified in such Rights Agreement.

(3)	To be represented by depositary receipts and representing an interest in all or a specified portion of a share of preferred stock.

PROSPECTUS
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Purchase Contracts
Warrants
Units

     We may offer and sell from time to time, in one or more offerings, together or separately:
•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	purchase contracts;

•	warrants; and

•	units.
     This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of the securities and their offering prices in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest in any of these securities.
     Our common stock is traded on the New York Stock Exchange under the symbol “FLO.”
     Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

     Investing in these securities involves certain risks. See the section entitled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended January 2, 2010, which is incorporated by reference herein.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 8, 2011

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, containing specific information about the terms of the securities being offered and the manner in which they may be offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read the entire prospectus, the prospectus supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.
     You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.
     Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Flowers Foods,” “we,” “us,” and “our” refer to Flowers Foods, Inc., a corporation organized in the state of Georgia, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934 and applicable SEC rules):
•	our Annual Report on Form 10-K for the fiscal year ended January 2, 2010, filed March 3, 2010 (as amended by our Annual Report on Form 10-K/A for the fiscal year ended January 2, 2010, filed June 3, 2010);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 24, 2010, filed June 3, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 17, 2010, filed August 24, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended October 9, 2010, filed November 18, 2010;

•	our Current Report on Form 8-K filed June 7, 2010;

•	our Current Reports on Form 8-K/A filed January 11, 2010 and February 16, 2010;

•	the description of our capital stock in our Form 10/A filed on February 9, 2001; and

•	all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus.
     You may request a copy of these filings at no cost by writing or telephoning Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Investor Relations (telephone: (229) 226-9110). We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
     Statements contained in this prospectus and certain other written or oral statements made from time to time by the company and its representatives that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to current expectations regarding our future financial condition and results of operations and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. These forward-looking statements are based upon assumptions we believe are reasonable.
     Forward-looking statements are based on current information and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. Certain factors that may cause actual results, performance, and achievements to differ materially from those projected are discussed in this report and may include, but are not limited to:
•	unexpected changes in any of the following: (i) general economic and business conditions; (ii) the competitive setting in which we operate, including, advertising or promotional strategies by us or our competitors, as well as changes in consumer demand; (iii) interest rates and other terms available to us on our borrowings; (iv) energy and raw materials costs and availability and hedging counter-party risks; (v) relationships with our employees, independent distributors and third party service providers; and (vi) laws and regulations (including environmental and health-related issues), accounting standards or tax rates in the markets in which we operate;
•	the loss or financial instability of any significant customer(s);
•	our ability to execute our business strategy, which may involve integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values;
•	our ability to operate existing, and any new, manufacturing lines according to schedule;
•	the level of success we achieve in developing and introducing new products and entering new markets;
•	changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products;
•	our ability to implement new technology as required;
•	the credit and business risks associated with our independent distributors and customers which operate in the highly competitive retail food and foodservice industries, including the amount of consolidation in these industries;
•	changes in pricing, customer and consumer reaction to pricing actions, and the pricing environment among competitors within the industry;
•	any business disruptions due to political instability, armed hostilities, incidents of terrorism, natural disasters or the responses to or repercussions from any of these or similar events or conditions and our ability to insure against such events; and
•	regulation and legislation related to climate change that could affect our ability to procure our commodity needs or that necessitate additional unplanned capital expenditures.
     The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the company. Please refer to Part I, Item 1A., Risk Factors, of our most recent annual report on Form 10-K for additional information regarding factors that could affect the company’s results of operations, financial condition and liquidity.
     We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law. You are advised, however, to consult any further public disclosures by the company (such as in our filings with the SEC or in company press releases) on related subjects.
ABOUT FLOWERS FOODS
     Flowers Foods is one of the largest producers and marketers of bakery products in the United States. The company consists of two business segments: direct-store-delivery (“DSD”) and warehouse delivery. The DSD segment focuses on the production and marketing of bakery products to U.S. customers in the Southeast, Mid-Atlantic, and Southwest as well as select markets in California and Nevada primarily through its direct-store-delivery system. The warehouse delivery segment produces snack cakes for sale to co-pack, retail and vending customers as well as frozen bread, rolls and buns for sale to retail and foodservice customers primarily through warehouse distribution.
     We have a major presence in each of the product categories in which we compete. Our brands have a leading share of fresh packaged branded sales measured in both dollars and units in the major southern metropolitan markets we serve. Our major branded products include, among others, the following:

Warehouse Delivery
DSD Brands	Regional Franchised Brands	Brands
Flowers	Sunbeam	Mrs. Freshley’s
Nature’s Own	Roman Meal	Snack Away
Whitewheat	Bunny	European Bakers
Cobblestone Mill	Holsum	Broad Street Bakery
BlueBird	Aunt Hattie’s	Leo’s
ButterKrust	Country Hearth	Juarez
Dandee
Mary Jane
Evangeline Maid
Ideal
Captain John Derst
     Our strategy is to be one of the nation’s leading producers and marketers of bakery products, available to distributors and customers through multiple channels of distribution, including traditional supermarkets and their in-store deli/bakeries, foodservice distributors, convenience stores, mass merchandisers, club stores, wholesalers, restaurants, fast food outlets, schools, hospitals and vending machines. Our strategy focuses on developing products that are responsive to ever changing consumer needs and preferences through product innovation and leveraging our well established brands. To assist in accomplishing our strategy, we have invested capital to automate and expand our production and distribution capabilities as well as increase our efficiency. We believe these investments allow us to produce and distribute high quality products at the lowest cost.
     In our DSD segment, we focus on producing and marketing bakery products to U.S. customers in the Southeast, Mid-Atlantic, and Southwest as well as select markets in California and Nevada. We market a variety of breads and rolls under the brands outlined in the table above. Over time, through product innovation and product diversity, we have been able to strengthen and establish our brands in the markets we serve. We have devoted significant resources to automate our production facilities, improve our distribution capabilities and enhance our information technology. Historically, we have grown through acquisitions of bakery operations that are generally within or contiguous to our existing region and which can be served with our extensive DSD system. However, we also have grown by expanding our DSD service 100 to 150 miles into markets that adjoin the current territories we supply, and we intend to continue this growth initiative in the near future. Our DSD system utilizes 3,582 independent distributors who collectively own 3,876 distributor territories with the rights to sell certain brands of our bakery products within their respective territories. Our strategy is to continue enabling these independent distributors to better serve their customers, principally by using technology to enhance the productivity and efficiency of our production facilities and our DSD system.
     In our warehouse delivery segment, we produce snack cakes for sale to retail, vending, and co-pack customers as well as frozen bread, rolls and buns for sale to retail and foodservice customers. Our warehouse products are distributed nationally through mass merchandisers and brokers, as well as through warehouse and vending distributors. Additionally, we distribute to retail outlets to U.S. customers in the Southeast, Mid-Atlantic, and Southwest as well as select markets in California and Nevada through our DSD system.
     We maintain our principal executive offices at 1919 Flowers Circle, Thomasville, Georgia 31757. Our telephone number there is (229) 226-9110. The address of our website is www.flowersfoods.com. Information on, or connected to, our website does not constitute a part of this prospectus.

USE OF PROCEEDS
     Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include, share repurchases, refinancing existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.
RATIOS OF EARNINGS TO FIXED CHARGES
     The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods:

	Forty
	Weeks
	Ended
	October 9,	Year Ended December 31,(a)
	2010	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges (1)	8.3x	7.7x	8.7x	8.2x	7.2x	7.4x

(a)	Our fiscal year ends the Saturday nearest December 31st.

(1)	For purposes of computing these ratios, earnings represents income from continuing operations before income taxes and cumulative effect of change in accounting principle plus interest expense and one-third of rent expense (which approximates the interest component of rental expense). Fixed charges consist of interest expense and the interest component of rental expense. We have not had any shares of preferred stock outstanding during any of these periods, and have not paid any preferred dividends. Therefore, our ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios above.
DESCRIPTION OF CAPITAL STOCK
     The following description of our capital stock is based upon our restated articles of incorporation (“Articles of Incorporation”), our amended and restated bylaws (“Bylaws”), each of which have been publicly filed with the SEC, and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and Bylaws below. The summary is not complete. You should read the Articles of Incorporation and Bylaws for the provisions that are important to you.
     Our authorized capital stock consists of:
•	500,000,000 shares of common stock, $0.01 par value per share; and

•	1,000,000 shares of preferred stock, $0.01 par value per share (including 200,000 shares of Series A Junior Participating Preferred Stock, $100 par value per share).
     As of February 4, 2011, there were 90,657,111 shares of common stock issued and outstanding. No shares of our preferred stock are outstanding.
Common Stock
     As of February 4, 2011, there were 90,657,111 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferential rights of any issued and outstanding preferred stock, including the Series A Preferred Stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of Flowers Foods, holders of our common stock are entitled to share ratably in all assets, if any, remaining after payment of liabilities and the liquidation preferences of any issued and outstanding preferred stock, including the Series A Junior Preferred Stock. Holders of our common stock have no preemptive rights, no cumulative voting rights and no rights to convert their shares of our common stock into any other securities of Flowers Foods or any other person.
Certain Provisions of the Articles of Incorporation, the Bylaws and Georgia Law.
     Advance Notice of Proposals and Nominations
     The bylaws establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in the bylaws, only such business may be conducted at a meeting of shareholders as has been brought before the meeting by, or at the direction of, our Board of Directors, or by a shareholder who has given to the Corporate Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. The presiding officer at a shareholders meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election as our directors.
     Supermajority Voting Provisions
     Certain provisions of our Articles of Incorporation and Bylaws (e.g. removal of directors, classified board provision, special meetings) may not be amended or repealed by shareholders without the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of common stock (and, in some instances, the outstanding shares of preferred stock voting together with the common stock, to the extent the outstanding shares of preferred stock are afforded voting rights and powers generally equal to the voting rights and powers of shares of common stock).
     Shareholders Rights Plan
     In 2001, our Board of Directors approved and adopted a shareholder rights plan that provided for the issuance of one right for each share of Flowers Foods common stock held by shareholders of record on March 26, 2001. Under the plan, the rights trade together with the common stock and are not exercisable. In the absence of further board action, the rights generally will become exercisable, and allow the holder to acquire additional common stock, if a person or group acquires 15% or more of the outstanding shares of Flowers Foods common stock. Rights held by persons who exceed the applicable threshold will be void. Our Board of Directors may, at its option, redeem all rights for $0.01 per right generally at any time prior to the rights becoming exercisable. The rights will expire on March 26, 2011, unless earlier redeemed, exchanged or amended by the Board of Directors.
     On November 15, 2002, our Board of Directors approved an amendment to the company’s shareholder rights plan allowing certain investors, including existing investors and qualified institutional investors, to beneficially own up to 20% of the company’s outstanding common stock without triggering the exercise provisions.
Certain Anti-Takeover Effects of Georgia Law
     We have elected in our bylaws to be subject to the Fair Price and Business Combination provisions of the Georgia Business Corporation Code, or the GBCC. Under the Fair Price Provision, in addition to any vote required by law or by our Articles of Incorporation, “business combinations” with an “interested shareholder” must be:
     • unanimously approved by “continuing directors”, if such continuing directors constitute at least three members of the board of directors at the time of the approval, or
     • recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the “interested shareholder,” unless fair price criteria are met.

     Under the Business Combinations provision, we are generally prohibited from entering into business combination transactions with any “interested shareholder” for a five-year period following the time that such shareholder became an interested shareholder unless:
     • prior to such time, the board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;
     • in the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the outstanding voting stock of the corporation which was not held by directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation; or
     • after becoming an interested shareholder, that shareholder acquired additional shares resulting in that shareholder owning at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation, and the business combination was approved by a majority of voting stock not held by the interested shareholder, directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation.
     Under the GBCC, repeal of the bylaws subjecting us to these provisions requires the affirmative vote of (i) at least 2/3 of the continuing directors, (ii) a majority of the shares of Flowers Foods other than shares beneficially owned by any interested shareholder and affiliates and associates of any interested shareholder, and (iii) 66 2/3% of the voting power of the then outstanding shares of Flowers Foods common stock and preferred stock voting together, to the extent shares of preferred stock have been afforded voting rights. A “continuing director” means (i) any director who is not an affiliate or associate of an interested shareholder or its affiliates other than Flowers Foods or our subsidiaries and who was a director prior to the date the shareholder became an interested shareholder, and (ii) any successor to that director who is not an affiliate or associate of an interested shareholder or its affiliates other than Flowers Foods or our subsidiaries and who is recommended or elected by a majority of all the continuing directors. An “interested shareholder” includes any person other than Flowers Foods or our subsidiaries that (i) with its affiliates, beneficially owns or has the right to own 10% or more of the outstanding voting power of Flowers Foods, or (ii) is an affiliate of Flowers Foods and has, at any time within the preceding two-year period, been the beneficial owner of 10% or more of the voting power of Flowers Foods.
Transfer Agent and Registrar
     Computershare Trust Company N.A. is the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK
     Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized 1,000,000 shares of preferred stock, one or more classes or series of preferred stock, having such relative rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, as our board of directors shall determine without further vote or action by the shareholders. Pursuant to such authority, the board of directors has designated 200,000 shares of preferred stock as Series A Junior Participating Preferred Stock in connection with the adoption of our rights agreement.
     The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below. The preferred stock offered will, when issued, be fully paid and nonassessable.
     You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:
•	the designation of the series of preferred stock, which may be by distinguishing number, letter or title;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rate or rates of such shares, the date at which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the amounts payable on shares of such preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of such preferred stock;

•	the terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of such preferred stock, if any;

•	the voting rights, if any, granted to the holders of the shares of such preferred stock in addition to those required by Georgia law or our restated articles of incorporation;

•	whether the shares of preferred stock shall be convertible into shares of our common stock or any other class of our capital stock, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relating to the shares of preferred stock as may be permitted by Georgia law or our restated articles of incorporation;

•	any listing of such preferred stock on any securities exchange; and

•	a discussion of federal income tax considerations applicable to such preferred stock.
     Our authorized shares of common stock and preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the stock exchange on which our securities may be listed or traded. If the approval of our shareholders is not required for the issuance of shares of our common stock or preferred stock, our Board of Directors may determine to issue shares without seeking shareholder approval.
     The issuance of preferred stock may have the effect of delaying or preventing a change in control of us without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

DESCRIPTION OF DEBT SECURITIES
     This section summarizes the general terms of the debt securities that we may offer. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the indenture or the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture and the debt securities. The form of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.
     The prospectus supplement relating to any series of debt securities will describe the terms of any series of debt securities being offered, including:
•	the title of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series but which may be part of a series of debt securities previously issued);
•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;
•	the denominations in which the debt securities of the series will be issuable if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;
•	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);
•	whether the debt securities of the series will be issuable as global securities, the terms and conditions, if any, upon which such global securities may be exchanged in whole or in part for debt securities of such series in definitive certificates registered in the names of the individual holders thereof, the depositary for such global securities, and the form of any legend or legends to be borne by any such global securities in addition to or in lieu of the legend set forth in the indenture;
•	the date or dates on which the principal of the debt securities of the series is payable;
•	(i) the rate or rates, if any, at which the debt securities of the series will bear interest (which may be fixed or variable); (ii) the manner in which the amounts of payment of principal or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to any commodity or commodity, currency, stock exchange or financial index; (iii) the date or dates from which interest, if any, will accrue; (iv) the date or dates on which interest, if any, of the debt securities of the series will commence and be payable; and (v) any regular or special record date for the payment of interest, if any, on the debt securities of the series;
•	(i) if other than in U.S. dollars, the currency in which debt securities of a series are denominated, which may include any foreign currency or any composite of two or more currencies; and (ii) the currency or currencies in which payments on such debt securities are payable, if other than the currency in which such debt securities are denominated;
•	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, or the method of such payment, if by wire transfer, mail or other means;
•	any depositories, interest rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the indenture;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, purchased or repaid, in whole or in part, at the option of Flowers Foods;
•	our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;
•	any addition to or change in the covenants (and related defined terms) set forth in the indenture that applies to debt securities of the series;
•	any addition to or change in the events of default that applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;
•	the provisions relating to any security provided for the debt securities of the series;
•	the subordination, if any, of the debt securities of the series pursuant to the indenture;
•	the form and terms of any guarantee of the debt securities of the series and the subordination, if any, of such guarantees pursuant to the indenture;
•	if and as applicable, the terms and conditions of any right to exchange for or convert debt securities of the series into shares of our common stock or other securities or another person; and
•	any other terms of the debt securities of the series.
     The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the debt securities to be described in the prospectus supplement.
Payment and Paying Agents
     We will pay interest to holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if such holders no longer own the debt security on the interest due date. We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. Payments in any other manner will be specified in the prospectus supplement.
     We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We will notify the trustee of changes in the paying agents for any particular series of debt securities.
Merger, Consolidation or Sale of Assets
     Unless otherwise specified in the applicable prospectus supplement, Flowers Foods will not: (i) consolidate or merge with or into another person or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its and its subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

•	either: (a) Flowers Foods is the surviving entity; or (b) the person formed by or surviving any such consolidation or merger (if other than Flowers Foods) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•	the person formed by or surviving any such consolidation or merger (if other than Flowers Foods) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of Flowers Foods under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

•	immediately after such transaction, no default or event of default exists (other than in the case of: (i) a merger of Flowers Foods with an affiliate solely for the purpose of reincorporating Flowers Foods in another jurisdiction; or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Flowers Foods and its subsidiaries).
Modification of the Indenture
     Unless otherwise specified in the applicable prospectus supplement, Flowers Foods and the trustee may amend or supplement the indenture or the debt securities of a series without the consent of any holder of debt securities:
•	to cure any ambiguity, defect or inconsistency;

•	to comply with the indenture’s provisions regarding merger, consolidation or sale of assets;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to evidence the assumption of our obligations under the indenture and the debt securities by a successor thereto in the case of a consolidation or merger or a sale, assignment, transfer, conveyance or other disposition of all or substantially all of our and our subsidiaries’ properties or assets, taken as a whole;

•	to comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of the debt securities pursuant to the indenture;

•	to make any change that would provide any additional rights or benefits to the holders of the debt securities of a series, that would surrender any right, power or option conferred by the indenture on Flowers Foods or that does not adversely affect in any material respect the legal rights of any holder of such debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to conform the text of the indenture (only with respect to such series) or any board resolution, supplemental indenture or officer’s certificate with respect to the debt securities of such series to the description of notes contained in the offering document pursuant to which such debt securities were offered;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions; provided that such change is made in accordance with the provisions of such senior indebtedness;

•	to add to, change or eliminate any of the provisions of the indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the legal rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

•	to secure Flowers Foods’ obligations under the debt securities and the indenture;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•	to allow any guarantor to execute a supplemental indenture or a guarantee with respect to the debt securities.
     Unless otherwise specified in the applicable prospectus supplement, Flowers Foods and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, amend or supplement the indenture or the debt securities of a series or the rights of the holders of the securities of the series to be affected. Without the consent of the holder of each security affected, no amendment, supplemental indenture or waiver may be made that, as to any non-consenting holders:
•	reduces the percentage of principal amount of outstanding securities whose holders must consent to an amendment, supplemental indenture or waiver;

•	reduces the rate of interest on the securities;

•	reduces the principal amount of or the premium, if any, on the securities or changes the stated maturity of any of the securities;

•	changes the place, manner or currency of payment of principal of, or premium, if any, or interest on, the securities;

•	makes any change in the provisions of the indenture relating to seniority or subordination of any security that adversely affects the rights of any holder under such provisions;

•	reduces the principal amount of discount securities payable upon acceleration of the maturity thereof;

•	waives a default or event of default in the payment of the principal of or premium, if any, or interest on the securities (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of such series and a waiver of the payment default that resulted from such acceleration);

•	makes any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of securities to receive payments of principal of or premium, if any, or interest on the securities;

•	waives a redemption payment with respect to any securities or changes any of the provisions with respect to the redemption of any securities; or

•	makes any change in the amendment and waiver provisions of the indenture requiring the consent of the holder of each security affected thereby.
Events of Default and Remedies
     Unless otherwise specified in the applicable prospectus supplement, the indenture provides that events of default regarding any series of debt securities will be:
•	default for 30 days in the payment when due of interest with respect to, debt securities of that series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of that series;

•	failure by Flowers Foods to comply with any of the other covenants in the indenture (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) after the trustee notifies Flowers Foods, or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding voting as a single class notify Flowers Foods and the trustee, of such default and Flowers Foods does not cure such default or such default is not waived within 60 days after the receipt of such notice;

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Flowers Foods, whether such indebtedness now exists, or is created after the date of the indenture, if that default:
•	is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such indebtedness following the stated maturity of such indebtedness (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates such amount as may be set forth in the applicable prospectus supplement;
•	certain events of bankruptcy or insolvency described in the indenture with respect to Flowers Foods or any of its significant subsidiaries or any group of subsidiaries of Flowers Foods that, taken together, would constitute a significant subsidiary; and

•	any other event of default provided with respect to debt securities of that series, which is specified in the applicable prospectus supplement.
     If an event of default (other than pursuant to the bankruptcy or insolvency provisions of the indenture with respect to Flowers Foods) regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable immediately. If a bankruptcy or insolvency event occurs with respect to Flowers Foods, the debt securities of such series will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences (other than with respect to an event of default pursuant to the bankruptcy or insolvency provisions of the indenture with respect to Flowers Foods) if the rescission would not conflict with any judgment or decree and if all existing events of default (other than for nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.
     Holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the applicable indenture. Holders of a majority in aggregate principal amount of the then outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium, if any, or interest. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action unless one or more of the holders shall have offered to the trustee reasonable security or indemnity.
     If the trustee collects any money in connection with an event of default regarding a series of debt securities, the trustee may use any sums that it holds under the applicable indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.
     Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.
Legal Defeasance and Covenant Defeasance
     Unless otherwise specified in the applicable prospectus supplement, Flowers Foods may at any time elect to have all of its obligations discharged with respect to the outstanding debt securities (“legal defeasance”) except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below, and except for certain other obligations of Flowers Foods and certain other rights of the trustee under the indenture.
     In addition, Flowers Foods may at any time elect to have the obligations of Flowers Foods released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities (“covenant defeasance”). In the event covenant defeasance occurs, certain events described under “—Events of Default and Remedies” (not including non-payment) will no longer constitute an event of default with respect to the debt securities.
     In order to exercise either legal defeasance or covenant defeasance, Flowers Foods must irrevocably deposit with the trustee for the benefit of the holders of the series of debt securities to be defeased money in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be. In addition, Flowers Foods must deliver to the trustee an opinion of counsel and officer’s certificate in connection with such defeasance, and Flowers Foods may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Flowers Foods or any of its subsidiaries is a party or by which Flowers Foods or any of its subsidiaries is bound.
Satisfaction and Discharge
     Unless otherwise specified in the applicable prospectus supplement, the indenture will be discharged and will cease to be of further effect with respect to the debt securities of a particular series, when:
•	either:
•	all debt securities of such series that have been authenticated and, except for lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by Flowers Foods and thereafter repaid to Flowers Foods, have been delivered to the trustee for cancellation; or

•	all debt securities of such series that have not been delivered to the trustee for cancellation:
•	have become due and payable;

•	will become due and payable at their stated maturity within one year;

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in Flowers Foods’ name, and at Flowers Foods’ expense; or

•	are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture;
     and Flowers Foods, in the case of the first, second and third subbullets above, has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such series of debt securities delivered to the trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be:
•	Flowers Foods has paid or caused to be paid all other sums payable by it under the indenture; and

•	Flowers Foods has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.
     In addition, Flowers Foods must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Subordination
     If specified in the applicable prospectus supplement, the debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.
Conversion and Exchange Rights
     If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for common stock or other securities of Flowers Foods or another entity. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.
Guarantees
     Except to the extent otherwise provided in the applicable prospectus supplement, our obligations under the debt securities and the indenture will not be guaranteed by any of our subsidiaries.
Reporting
     Unless otherwise specified in the applicable prospectus supplement, the indenture requires Flowers Foods to provide the trustee with a copy of the reports, information and documents that it files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after it files the same with the Commission. Documents filed by Flowers Foods with the Commission via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Flowers Foods compliance with any of the covenants under the indenture. Flowers Foods will also comply with Section 314(a) of the Trust Indenture Act. Notwithstanding anything in the indenture to the contrary, Flowers Foods will not be deemed to have failed to comply with any of its agreements under this covenant for purposes of the third bullet under “—Events of Default and Remedies” until 90 days after the date any report, information or document is required to be filed with the Commission pursuant to this covenant.
Further Issues
     Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, Flowers Foods may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.
Form, Exchange, Registration and Transfer
     The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form or definitive certificates registered in the name of the holders thereof. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.
     Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but Flowers Foods may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.
Book-Entry Procedures and Settlement
     The debt securities initially will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company, or DTC, or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the indenture. Flowers Foods and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the indenture.
Concerning the Trustee
     Flowers Foods will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustee chosen by it and appointed in a supplemental indenture of a particular series of debt securities. The trustee may engage in transactions with, or perform services for, Flowers Foods and its affiliates in the ordinary course of business.

Governing Law
     The debt securities and the indenture will be governed by, and construed in accordance, with the laws of the State of New York.
DESCRIPTION OF PURCHASE OTHER SECURITIES
     We will set forth in an applicable prospectus supplement a description of the material terms of any depositary shares, warrants, purchase contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
     We may sell the securities being offered by this prospectus through agents, underwriters and dealers, or through a combination of those means. Additionally, securities may be sold to other purchasers directly or through agents, or in another manner as described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
     Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of any of the securities covered by this prospectus will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement. Agents may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and such agents or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for us in the ordinary course of business.
     If any underwriters are utilized in the sale, securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. We will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement. This prospectus supplement will be used by the underwriters to make resales of the securities covered by this prospectus to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.
     If dealers are utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to such dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and those dealers or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.
     We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
     In connection with the sale of any of these securities, underwriters, dealers or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act.
     Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
     Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

VALIDITY OF SECURITIES
     Unless otherwise indicated in a supplement to this prospectus, the validity of the securities offered by this prospectus will be passed upon for us by Jones Day, Atlanta Georgia.
EXPERTS
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Flowers Foods, Inc. for the year ended January 2, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

SEC Registration fee	$	*
Legal fees and expenses		(1)
Printing fees		(1)
Accounting fees and expenses		(1)
Trustee’s fees and expenses		(1)
Miscellaneous		(1)

Total		$(1)

*	Deferred in accordance with Rule 456(b) and 457(r).

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 a court may order a corporation to indemnify a director if such court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code or was adjudged liable as described in subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.
     Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.
     Section 14-2-857(c) of the Georgia Business Corporation Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857(d) provides that a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.
     Our articles of incorporation provide that a director of Flowers Foods shall not be liable to Flowers Foods or its shareholders for or with respect to any acts or omissions in the performance of his duties as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GBCC as currently in effect or as the same may be amended or under any other applicable law.

     Our articles of incorporation and bylaws provide that each person who is or was or had agreed to become a director or officer of Flowers Foods, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer as an employee or agent of Flowers Foods or as a director, officer, employee or agent of another entity, shall be indemnified by us to the fullest extent permitted by the GBCC or any other applicable law as presently or hereafter in effect. This right of indemnification includes the advancement of expenses incurred in defending a proceeding. We may, by action of the Board of Directors, provide indemnification to other employees and agents of Flowers Foods with the same scope and effect as the foregoing indemnification of our directors and officers.
     In addition, we have entered into indemnification agreements with certain of our executive officers and directors whereby we agree to hold harmless and indemnify such executive officer or director, to the fullest extent permitted by applicable law, for any and all expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement in connection with any threatened, pending, or completed action, suit, or proceeding.
ITEM 16. EXHIBITS
INDEX

Exhibit
No.	Description
1.1	Form of Underwriting Agreement with respect to Equity Securities*

1.2	Form of Underwriting Agreement with respect to Debt Securities*

4.1	Restated Articles of Incorporation of Flowers Foods, Inc. as amended on May 30, 2008 (Incorporated by reference to Flowers Foods’ Quarterly Report on Form 10-Q, dated June 4, 2009, File No. 1-16247)

4.2	Amended and Restated Bylaws of Flowers Foods, Inc. as amended on November 14, 2008 (Incorporated by reference to Flowers Foods’ Current Report on Form 8-K dated November 18, 2008, File No. 1-16247)

4.3	Share Certificate of Common Stock of Flowers Foods, Inc. (Incorporated by reference to Flowers Foods’ Annual Report on Form 10-K, dated March 30, 2001, File No. 1-16247).

4.4	Rights Agreement between Flowers Foods, Inc. and First Union National Bank, as Rights Agent, dated March 23, 2001 (Incorporated by reference to Flowers Foods’ Annual Report on Form 10-K, dated March 30, 2001, File No. 1-16247).

4.5	Amendment No. 1, dated November 15, 2002, to Rights Agreement between Flowers Foods, Inc. and Wachovia Bank, N.A. (as successor in interest to First Union National Bank), as rights agent, dated March 23, 2001. (Incorporated by reference to Flowers Foods’ Registration Statement on Form 8-A, dated November 18, 2002, File No. 1-16247).

4.6	Form of Indenture

4.7	Form of Debt Securities*

4.8	Form of Purchase Contract*

4.9	Form of Depositary Share Agreement*

4.10	Form of Warrant Agreement*

4.10	Form of Unit Contract*

5.1	Opinion of Jones Day

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1*

*	To be filed prior to or in connection with the first offering contemplated by such agreement as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17. UNDERTAKINGS
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:
          (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;
          (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on this 8th day of February, 2011.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
R. Steve Kinsey
Executive Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Flowers Foods, Inc., a Georgia corporation (the “Company”), hereby constitutes and appoints George E. Deese, R. Steve Kinsey and Stephen R. Avera, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George E. Deese	Chief Executive Officer and Chairman of the Board	February 8, 2011
George E. Deese

/s/ R. Steve Kinsey	Executive Vice President and Chief Financial Officer	February 8, 2011
R. Steve Kinsey

/s/ Karyl H. Lauder	Senior Vice President and Chief Accounting Officer	February 8, 2011
Karyl H. Lauder

/s/ Amos R. McMullian	Director	February 8, 2011
Amos R. McMullian

/s/ Joe E. Beverly	Director	February 8, 2011
Joe E. Beverly

/s/ Franklin L. Burke	Director	February 8, 2011
Franklin L. Burke

/s/ Manuel A. Fernandez	Director	February 8, 2011
Manuel A. Fernandez

/s/ Benjamin H. Griswold, IV	Director	February 8, 2011
Benjamin H. Griswold, IV

Signature	Title	Date

/s/ Joseph L. Lanier	Director	February 8, 2011
Joseph L. Lanier

/s/ J.V. Shields	Director	February 8, 2011
J.V. Shields

/s/ David V. Singer	Director	February 8, 2011
David V. Singer

/s/ Melvin T. Stith	Director	February 8, 2011
Melvin T. Stith

/s/ Jackie M. Ward	Director	February 8, 2011
Jackie M. Ward

/s/ C. Martin Wood III	Director	February 8, 2011
C. Martin Wood III

Exhibit Index

Exhibit
No.	Description
4.6	Form of Indenture

5.1	Opinion of Jones Day

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)